Exhibit 99.1

Luna Innovations Reports Third Quarter 2023 Results

Q3 Highlights
•Total revenue of $30.7 million, up 5% year over year
•Gross margin of 57%, compared to 58% for the prior year
•Net income of $0.5 million, compared to net income of $1.2 million for the prior year
•Adjusted EBITDA of $4.2 million, compared to $4.5 million for the prior year
•Adjusted EPS of $0.07, compared to $0.09 for the prior year

(ROANOKE, VA, November 14, 2023) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three and nine months ended September 30, 2023.

"We delivered solid performance this quarter in spite of continued macroeconomic headwinds," said Scott Graeff, President and Chief Executive Officer of Luna. "We realized multiple significant wins in our Sensing business, providing further proof of the breadth of applications and abundance of opportunities for our fiber sensing solutions. We also recognized a particularly strong showing from our Communications Test business, where we saw significant increase in revenue after realizing moderate recovery from the headwinds this business faced last quarter.”

Third Quarter Fiscal 2023 Financial Summary
Highlights of the financial results for the three months ended September 30, 2023 are:

	Three Months Ended September 30,		Change
(in thousands, except share and per share data)	2023	2022
Revenue	$30,703	$29,153	5%

Gross profit	17,629	16,919	4%
Gross margin	57%	58%

Operating expense	16,477	15,441	7%
Operating income	1,152	1,478
Operating margin	4%	5%

Other expense, net and income tax expense	(691)	(310)

Net income from continuing operations	$461	$1,168

Income from discontinued operations, net of tax of $— and $(78)	—	28

Net income	$461	$1,196

Earnings per diluted share (EPS)	$0.01	$0.04
Adjusted EPS	$0.07	$0.09
Diluted weighted average shares outstanding	35,218,547	34,104,850

Adjusted EBITDA	$4,172	$4,544	(8)%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable figures under generally accepted accounting principles ("GAAP") can be found in the schedules included in this release.

Revenue for the three months ended September 30, 2023 increased 5% compared to the prior-year period.

Gross margin was 57% for the three months ended September 30, 2023, compared to 58% for the three months ended September 30, 2022, driven primarily by product mix. Operating income and margin were $1.2 million and 4% of total revenue, respectively, for the three months ended September 30, 2023, compared to an operating income of $1.5 million and 5% of total revenue, respectively, for the three months ended September 30, 2022.

Net income was $0.5 million, or $0.01 per fully diluted share, for the three months ended September 30, 2023, compared to net income of $1.2 million, or $0.04 per fully diluted share, for the three months ended September 30,

2022. Adjusted EPS was $0.07 for the three months ended September 30, 2023 compared to $0.09 for the three months ended September 30, 2022.

Adjusted EBITDA was $4.2 million for three months ended September 30, 2023, compared to $4.5 million for the three months ended September 30, 2022.

Nine Months Ended Fiscal 2023 Financial Summary
Highlights of the financial results for the nine months ended September 30, 2023 are:

	Nine Months Ended September 30,		Change
(in thousands, except share and per share data)	2023	2022
Revenue	$84,912	$77,795	9%

Gross profit	49,467	47,162	5%
Gross margin	58%	61%

Operating expense	50,661	50,510	—%
Operating loss	(1,194)	(3,348)
Operating margin	(1)%	(4)%

Other expense, net and income tax benefit	(745)	231

Net loss from continuing operations	$(1,939)	$(3,117)

Net (loss)/income from discontinued operations, net of income taxes of $(346) and $3,205	(1,038)	11,543

Net (loss)/income	$(2,977)	$8,426

(Loss)/earnings per diluted share (EPS)	$(0.09)	$0.26
Adjusted EPS	$0.11	$0.12	(8)%
Diluted weighted average shares outstanding	33,631,654	32,492,276

Adjusted EBITDA	$7,759	$7,450	4%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable GAAP figures can be found in the schedules included in this release.

Revenue for the nine months ended September 30, 2023 increased 9% compared to the prior-year period.

Gross profit of $49.5 million for the nine months ended September 30, 2023 increased from $47.2 million for the nine months ended September 30, 2022 primarily due to higher sales. Operating loss and margin improved to $1.2 million and 1% of total revenue, respectively, for the nine months ended September 30, 2023, compared to $3.3 million and 4% of total revenue, respectively, for the nine months ended September 30, 2022.

Net loss was $3.0 million, or $0.09 per fully diluted share, for the nine months ended September 30, 2023, compared to a net income of $8.4 million, or $0.26 per fully diluted share, for the nine months ended September 30, 2022, due to the gain on sale of Luna Labs. Adjusted EPS was $0.11 for the nine months ended September 30, 2023, compared to $0.12 for the nine months ended September 30, 2022.

Adjusted EBITDA was $7.8 million for the nine months ended September 30, 2023, compared to $7.5 million for the nine months ended September 30, 2022.

Q3 and Recent Business Highlights
•Named George Gomez-Quintero as Chief Financial Officer
•Awarded a multi-year service contract for system deployed on the largest fiber-optic monitoring solution ever installed
•Secured multiple sales of seismic monitoring DAS instruments to American seismic labs and the U.S. government
•Secured $1.5M+ in new orders for DAS and DTS systems for pipeline monitoring from the largest energy company in the UAE
•Renewed global supply partnership agreement for infrastructure monitoring with one of the world's largest multinational conglomerates
•Successfully deployed fiber optic-sensing based traffic monitoring for the Utah Department of Transportation

2023 Full-Year Outlook
Luna is updating the 2023 revenue outlook and maintaining the adjusted EBITDA outlook:
•Total revenue of $120 million to $125 million for the full year 2023
•Adjusted EBITDA of $14 million to $18 million for the full year 2023

Luna is not providing an outlook for net income, which is the most directly comparable GAAP measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EPS exclude certain charges and income that are required by GAAP. Adjusted EBITDA and Adjusted EPS provide useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course.

Adjusted EBITDA and Adjusted EPS should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA and Adjusted EPS have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 8:30 am (ET) today, November 14, 2023, to discuss its financial results for the three and nine months ended September 30, 2023. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab "Investor Relations." To participate by telephone, the domestic dial-in number is 1.800.715.9871 .and the international dial-in number is.1.646.307.1963. Participants should ask to join the Luna Innovations Incorporated conference call, conference ID 6862329, and are advised to dial in at least fifteen minutes prior to the call. A replay of the conference call will be available on the company's website under "Webcasts and Presentations" for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected full year 2023 financial results and outlook, and the Company's ability to secure additional significant wins. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges, uncertainties related to the macroeconomic conditions and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended September 30, 2023, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Balance Sheets (Unaudited)
 (in thousands, except share data)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,028	$6,024
Accounts receivable, net	39,304	33,249
Contract assets	7,324	7,691
Inventory	43,318	36,582
Prepaid expenses and other current assets	4,207	4,328
Total current assets	100,181	87,874
Property and equipment, net	4,892	4,893
Intangible assets, net	16,143	18,750
Goodwill	26,896	26,927
Operating lease right-of-use assets	7,999	4,661
Other non-current assets	3,338	3,255
Deferred tax asset	5,645	4,647
Total assets	$165,094	$151,007
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$3,000	$2,500
Accounts payable	10,617	8,109
Accrued and other current liabilities	14,705	16,694
Contract liabilities	4,619	4,089
Current portion of operating lease liabilities	2,069	2,239
Total current liabilities	35,010	33,631
Long-term debt obligations, net of current portion	28,887	20,726
Long-term portion of operating lease liabilities	6,178	2,804
Other long-term liabilities	407	444
Total liabilities	70,482	57,605
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 35,781,127 and 34,901,954 shares issued, 33,943,453 and 33,105,080 shares outstanding at September 30, 2023 and December 31, 2022, respectively	36	35
Treasury stock at cost, 1,837,674 and 1,796,862 shares at September 30, 2023 and December 31, 2022, respectively	(6,043)	(5,607)
Additional paid-in capital	109,634	104,893
Accumulated deficit	(5,273)	(2,296)
Accumulated other comprehensive loss	(3,742)	(3,623)
Total stockholders’ equity	94,612	93,402
Total liabilities and stockholders’ equity	$165,094	$151,007

Luna Innovations Incorporated
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	$30,703	$29,153	$84,912	$77,795
Cost of revenue	13,074	12,234	35,445	30,633
Gross profit	17,629	16,919	49,467	47,162
Operating expense:
Selling, general and administrative	12,829	11,678	39,565	39,733
Research, development and engineering	2,719	2,776	8,257	7,983
Amortization of intangible assets	929	987	2,839	2,794
Total operating expense	16,477	15,441	50,661	50,510
Operating income/(loss)	1,152	1,478	(1,194)	(3,348)
Other income/(expense):
Other income	115	73	98	146
Interest expense, net	(613)	(218)	(1,566)	(442)
Total other expense, net	(498)	(145)	(1,468)	(296)
Income/(loss) from continuing operations before income taxes	654	1,333	(2,662)	(3,644)
Income tax expense/(benefit)	193	165	(723)	(527)
Net income/(loss) from continuing operations	461	1,168	(1,939)	(3,117)
Income/(loss) from discontinued operations, net of income tax expense/(benefit) of $—, $(78), $(346), and $3,205.	—	28	(1,038)	622
Gain on sale of discontinued operations, net of tax of $3,117	—	—	—	10,921
Net income/(loss) from discontinued operations	—	28	(1,038)	11,543
Net income/(loss)	$461	$1,196	$(2,977)	$8,426
Net income/(loss) per share from continuing operations:
Basic	$0.01	$0.04	$(0.06)	$(0.10)
Diluted	$0.01	$0.03	$(0.06)	$(0.10)
Net income/(loss) per share from discontinued operations:
Basic	$—	$—	$(0.03)	$0.36
Diluted	$—	$—	$(0.03)	$0.36
Net income/(loss) per share attributable to common stockholders:
Basic	$0.01	$0.04	$(0.09)	$0.26
Diluted	$0.01	$0.04	$(0.09)	$0.26
Weighted average shares:
Basic	33,917,700	32,800,690	33,631,654	32,492,276
Diluted	35,218,547	34,104,850	33,631,654	32,492,276

Luna Innovations Incorporated
Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Nine Months Ended September 30,
	2023	2022

Cash flows used in by operating activities
Net (loss)/income	$(2,977)	$8,426
Adjustments to reconcile net (loss)/income to net cash used in operating activities
Depreciation and amortization	4,092	3,993
Share-based compensation	3,219	3,204
Loss on disposal of property and equipment	281	—
Gain on sale of discontinued operations, net of tax	—	(10,921)
Deferred taxes	(998)	(3,374)
Change in assets and liabilities
Accounts receivable	(6,095)	(6,166)
Contract assets	1,145	(2,739)
Inventory	(6,520)	(6,662)
Other current assets	202	2,093
Other non-current assets	(121)	599
Accounts payable and accrued and other current liabilities	(479)	5,824
Contract liabilities	111	2,425
Other non-current liabilities	—	13
Net cash used in operating activities	(8,140)	(3,285)
Cash flows used in investing activities
Acquisition of property and equipment	(1,750)	(2,313)
Acquisition of intangible property	(95)	—
Proceeds from sale of discontinued operations	—	12,973
Acquisition of Luna Innovations Germany GmbH	—	(22,085)
Other	—	29
Net cash used in investing activities	(1,845)	(11,396)
Cash flows provided by financing activities
Payments on finance lease obligations	(37)	(36)
Proceeds from borrowings under debt obligations	10,400	22,150
Payments of debt obligations	(1,750)	(16,275)
Repurchase of common stock	(436)	(294)
Proceeds from ESPP	546	521
Proceeds from the exercise of stock options	1,272	1,160
Net cash provided by financing activities	9,995	7,226
Effect of exchange rate changes on cash and cash equivalents	(6)	(1,784)
Net increase/(decrease) in cash and cash equivalents	4	(9,239)
Cash and cash equivalents—beginning of period	6,024	17,128
Cash and cash equivalents—end of period	$6,028	$7,889

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA
 (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income/(loss)	$461	$1,196	$(2,977)	$8,426
Net income/(loss) from discontinued operations	—	28	(1,038)	11,543
Net income/(loss) from continuing operations	461	1,168	(1,939)	(3,117)
Interest expense, net	613	218	1,566	442
Income tax expense/(benefit)	193	165	(723)	(527)
Depreciation and amortization	1,353	1,299	4,092	3,993
EBITDA	2,620	2,850	2,996	791
Share-based compensation	1,046	1,027	3,219	3,027
Integration and transaction expense	59	184	308	2,184
Amortization of inventory step-up	—	134	—	391
Other non-recurring charges (1)	447	349	1,236	1,057
Adjusted EBITDA	$4,172	$4,544	$7,759	$7,450
(1) - Other non-recurring charges primarily include facility consolidation/set-up costs and one-time insurance deductible.

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to Adjusted EPS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income/(loss)	$461	$1,196	$(2,977)	$8,426
Net income/(loss) from discontinued operations	—	28	(1,038)	11,543
Net income/(loss) from continuing operations	461	1,168	(1,939)	(3,117)
Share-based compensation	1,046	1,027	3,219	3,027
Integration and transaction expense	59	184	308	2,184
Amortization of intangible assets	929	988	2,839	2,793
Amortization of inventory step-up	—	134	—	391
Other non-recurring charges (1)	447	349	1,236	1,057
Income tax effect on adjustments	(620)	(671)	(1,901)	(2,363)
Adjusted income from continuing operations	$2,322	$3,179	$3,762	$3,972

Adjusted EPS	$0.07	$0.09	$0.11	$0.12

Adjusted weighted average shares:
Diluted	35,219	34,105	33,632	32,492
(1) - Other non-recurring charges primarily include facility consolidation/set-up costs and one-time insurance deductible.